Exhibit (h)(1)(v)

EXECUTION

AMENDMENT to

TRANSFER AGENCY AND SERVICE AGREEMENT

This AMENDMENT, effective as of April 30th, 2021, by and among Pacific Select Fund, a Delaware statutory trust having its principal office and place of business at 700 Newport Center Drive, Newport Beach, CA 92660 (the “Trust”), and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”).

WHEREAS the Trust and State Street entered into a Transfer Agency and Service Agreement dated May 11, 2011, as amended, modified and supplemented from time to time (the “Agreement”);

WHEREAS the parties mutually desire to amend the Transfer Agency and Service Agreement as set forth herein.

NOW, THEREFORE, in consideration of the renewal of the premises, promises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendment.

(a)	Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	The terms used herein and not hereby defined shall have the meaning attributed to them in the Agreement.

(b)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

pacific select fund

By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	Senior Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael A. Foutes
Name:	Michael A. Foutes
Title:	Managing Director

SCHEDULE A – Transfer Agency and Service Agreement

For The Pacific Select Fund (as of April 30, 2021)

U.S. Fixed Income Portfolios

INFLATION MANAGED PORTFOLIO
MANAGED BOND PORTFOLIO
HIGH YIELD BOND PORTFOLIO
SHORT DURATION BOND PORTFOLIO
DIVERSIFIED BOND PORTFOLIO
FLOATING RATE INCOME PORTFOLIO
CORE INCOME PORTFOLIO
INTERMEDIATE BOND PORTFOLIO

U.S. Equity Portfolios

SMALL CAP EQUITY PORTFOLIO
MAIN STREET CORE PORTFOLIO
EQUITY INDEX PORTFOLIO
GROWTH PORTFOLIO
SMALL CAP GROWTH PORTFOLIO
SMALL CAP INDEX PORTFOLIO
MID CAP EQUITY PORTFOLIO
LARGE CAP VALUE PORTFOLIO
DIVIDEND GROWTH PORTFOLIO
FOCUSED GROWTH PORTFOLIO
VALUE PORTFOLIO (formerly named Comstock Portfolio)
LARGE CAP GROWTH PORTFOLIO
SMALL CAP VALUE PORTFOLIO
MID CAP GROWTH PORTFOLIO
MID CAP VALUE PORTFOLIO
VALUE ADVANTAGE PORTFOLIO
HEDGED EQUITY PORTFOLIO

Sector Portfolios

REAL ESTATE PORTFOLIO
HEALTH SCIENCES PORTFOLIO
TECHNOLOGY PORTFOLIO

Pacific Dynamix Underlying Portfolios

PD AGGREGATE BOND INDEX PORTFOLIO
PD HIGH YIELD BOND MARKET PORTFOLIO
PD LARGE CAP GROWTH INDEX PORTFOLIO
PD LARGE CAP VALUE INDEX PORTFOLIO
PD SMALL CAP GROWTH INDEX PORTFOLIO

PD SMALL CAP VALUE INDEX PORTFOLIO
PD INTERNATIONAL LARGE CAP INDEX PORTFOLIO (formerly named PD International Large Cap Portfolio)
PD EMERGING MARKETS INDEX PORTFOLIO (formerly named PD Emerging Markets Portfolio)
PD 1-3 YEAR CORPORATE BOND PORTFOLIO
PD MID-CAP INDEX PORTFOLIO

Non U.S. Fixed Income Portfolios

EMERGING MARKET DEBT PORTFOLIO

Non U.S. Equity Portfolios

INTERNATIONAL VALUE PORTFOLIO
EMERGING MARKETS PORTFOLIO
INTERNATIONAL LARGE-CAP PORTFOLIO
INTERNATIONAL SMALL CAP PORTFOLIO

Asset Allocation/Balanced Portfolios

ESG DIVERSIFIED PORTFOLIO
PD CONSERVATIVE GROWTH PORTFOLIO
PD MODERATE GROWTH PORTFOLIO
PD GROWTH PORTFOLIO
PORTFOLIO OPTIMIZATION CONSERVATIVE PORTFOLIO
PORTFOLIO OPTIMIZATION MODERATE CONSERVATIVE PORTFOLIO
PORTFOLIO OPTIMIZATION MODERATE PORTFOLIO
PORTFOLIO OPTIMIZATION GROWTH PORTFOLIO
PORTFOLIO OPTIMIZATION AGGRESSIVE GROWTH PORTFOLIO
DFA BALANCE ALLOCATION PORTFOLIO

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